Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-213610) of our report dated March 21, 2018 included in this Annual Report on Form 10-K of Sun Biopharma, Inc. and Subsidiary (the “Company”), relating to the consolidated balance sheets of the Company as of December 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for the years then ended.

/s/ Cherry Bekaert

Tampa, Florida

March 21, 2018